                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 23, 2002
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                        Generex Biotechnology Corporation
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     000-25169              82-049021
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 (State or other jurisdiction        (Commission             (IRS Employer
      of Incorporation)              File Number)         Identification No.)



          33 Harbor Square, Suite 202, Toronto, Ontario Canada M5J 2G2
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 416/364-2551
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          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events

Dr. Gerald Bernstein has been elected a director of Generex Biotechnology Corporation.

Dr. Bernstein, M.D., F.A.C.P. graduated from Dartmouth College and Tufts University School of Medicine. He is board certified in internal medicine (1966) and endocrinology and metabolism (1973). Dr. Bernstein is an associate clinical professor at the Albert Einstein College of Medicine in New York. He is an attending physician at Beth Israel Medical Center, and physician emeritus at Lenox Hill Hospital and Montefiore Medical Center, all in New York. He was formerly Director of the Beth Israel Health Care Systems Diabetes Management Program. Dr. Bernstein was president of the American Diabetes Association in 1998-99 and was for many years a member of the ADA's Board of Directors and its Executive Committee. He received the ADA's Banting Medal for Service in 1999. Dr. Bernstein presently serves on several ADA committees and on the Board of Directors of the American Diabetes Association Research Foundation.

Dr. Bernstein has an employment agreement with Generex in connection with his service as Vice President of Medical Affairs of Generex, a position he accepted in October of 2001. Dr. Bernstein will continue to serve as Vice President of Medical Affairs under the current terms of his employment agreement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GENEREX BIOTECHNOLOGY CORPORATION



Dated: October 29, 2002                By: /s/ E. Mark Perri
                                           -------------------------------------
                                           E. Mark Perri, Chairman and CFO